Exhibit 10.1

SECURITIES AMENDMENT AGREEMENT

THIS SECURITIES AMENDMENT AGREEMENT (this “Agreement”), dated as March 5, 2019, is entered into by and between EMMAUS LIFE SCIENCES, INC., a Delaware corporation (the “Company”), and the parties identified as “Holders” on the signature page hereto (the “Holders”).

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of September 7, 2018, as amended on October 1, 2018 (as so amended, the “Purchase Agreement”), between the Company and the purchasers thereto, the Company issued to the purchasers (and the purchasers’ assigns), in the aggregate, (i) $12,200,000 in principal amount of 10% Senior Secured Debentures due April 21, 2020 (the “Debentures”) and (ii) Common Stock purchase warrants to purchase up to 1,220,000 shares of Common Stock (the “Warrants” and together with the Purchase Agreement and Debentures, the “Transaction Documents”);

WHEREAS, referenc is made to the Agreement and Plan of Merger, dated as of January 4, 2019 (the “MA”), among the Company, MYnd Analytics, Inc. (“MYnd”) and Athena Merger Subsidiary, Inc. (“Merger Sub”) filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 7, 2019 with the Securities and Exchange Commission, pursuant to which, subject to the terms and conditions of the MA, Merger Sub will merge (the “Merger”) with and into the Company, with the Company to survive the Merger as a subsidiary of MYnd; and

WHEREAS, subject to the terms and conditions of the MA, at the “Effective Time” as defined in the MA (the “Effective Time”), the outstanding shares of Common Stock of the Company will be converted into the right to receive shares of common stock of MYnd which are to be listed for trading on The NASDAQ Capital Market; and

WHEREAS, in order to facilitate the Merger, pursuant to the terms herein, the Company and the Holder wish to amend the Transaction Documents effective immediately prior to the Effective Time;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holders hereby agree as follows:

1.       Definitions. Terms used as defined terms herein and not otherwise defined shall have the meanings provided therefor in the Purchase Agreement or the other Transaction Documents. In addition, subject to the terms and conditions herein, the Purchase Agreement as it pertains to the Holders is amended to include the following definitions:

“‘Conversion Shares’ shall have the meaning ascribed to such term in the Debentures.”

“‘Underlying Shares’ means the Warrant Shares and the Conversion Shares, in each case without respect to any limitation or restriction on the conversion of the Debentures or the exercise of the Warrants.”

2.       Amendment of Debentures; Waiver. Subject to the terms and conditions herein, the Holders’ Debentures are amended to, among other things, provide for the conversion thereof at the option of each Holder into shares of Common Stock at a Conversion Price of $10.00 per share (subject to adjustment therein) and extend the Maturity Date and the Monthly Redemption Date as provided therein and restated in their entirety as set forth in Exhibit A attached hereto (such amended and restated Debentures, the “A&R Debentures”). Following the Effective Time, the Company shall promptly deliver to the Holders their respective A&R Debentures, in each case in exchange for the surrender to the Company and cancellation of the Holders’ original Debentures. Notwithstanding Section 8 or other provision of this Amendment or of the Debentures, the Holders hereby irrevocably waive the Monthy Redemption due May 1, 2019 if the Merger shall not have been completed before such date.

3.       Amendment of Warrants. Subject to the terms and conditions herein, the Holders’ Warrants are amended to increase by 20 percent the number of Warrant Shares purchasable thereunder and reduce the Exercise Price thereof to $10.00 (subject to adjustment therein and restated in their entirety as set forth in Exhibit B attached hereto (such amended and restated Warrants, the “A&R Warrants”). Following the Effective Time, the Company shall promptly deliver to the Holders their respective A&R Warrants, in each case in exchange for the surrender to the Company and cancellation of the Holders’ original Warrants.

4.       Amendments to Purchase Agreement. Subject to the terms and conditions herein:

Section 4.1(c) of the Purchase Agreement as it pertains to the Holders is amended and restated to read in its entirety as follows:

“Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Debenture is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Business Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Following the Going Public Event Date, certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.”

Section 4.1(d) of the Purchase Agreement as it pertains to the Holders is hereby amended and restated to read in its entirety as follows:

“In addition to such Purchaser’s other available remedies, in the event that the Company’s Common Stock is listed or quoted on a Trading Market, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the per share exercise price of a Warrant Share or per share conversion price of the Debentures) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Business Day (increasing to $20 per Business Day five (5) Business Days after such damages have begun to accrue) for each Business Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including customary brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including customary brokerage commissions and other reasonable out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Business Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Underlying Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).”

Section 4.3(a) of the Purchase Agreement as it pertains to the Holders is hereby amended and restated to read in its entirety as follows:

“(a) If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the date hereof. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) all of the Securities may be sold without the requirement of the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursauant to Rule 144, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and the timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.”

5.       Representations and Warranties. The Company hereby makes to the Holders as of the date hereof the following representations and warranties:

(a)       Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)       No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)       Bring Down of Representations and Warranties. The Company expressly reaffirms that each of the Company’s representations and warranties set forth in the Purchase Agreement (as supplemented or qualified by the disclosures in any disclosure schedule thereto), continues to be true, accurate and complete in all material respects as of the date hereof and the Company hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement (unless as of a specific date therein), except as set forth in the Company’s updated Disclosure Schedules accompanying this Agreement.

6.       Representations and Warranties of the Holder. Each Holder hereby represents and warrants as of the date hereof to the Company as follows:

(a)       Organization; Authority. The Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporated or formed with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)       Bring Down of Representations and Warranties. Each Holder expressly reaffirms that each of the Holder’s representations and warranties set forth in the Purchase Agreement continues to be true, accurate and complete in all material respects as of the date hereof and the Holder hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of this Agreement (unless as of a specific date therein).

The Company acknowledges and agrees that the representations contained in this Section 6 shall not modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained in this Agreement or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

7.       Company Acknowledgements. The Company hereby acknowledges and agrees that (a) the A&R Debentures and the A&R Warrants delivered to the Holders pursuant to this Agreement are issued to replace the Debentures and the Warrants, (b) the security interests granted to the Holders pursuant to the Security Agreement by and among the Company and the Holders, dated as of September 7, 2018, applies to and covers the obligations of the Company to the Holders evidenced by the A&R Debentures and (b) all references to Debentures and Warrants in the Transaction Documents shall include the A&R Debentures and A&R Warrants.

8.       Merger Condition; Expiration. The amendments to the Transaction Documents set forth in this Agreement shall be effective immediately prior to the Effective Time only. In the event that the Merger does not occur on or before the “Outside Date” as defined in the MA, as it may be extended as provided therein, then this Agreement shall automatically terminate and be of no further force or effect and the Transaction Documents shall remain in full force and effect under their respective terms and conditions as of the date immediately prior to the date hereof.

9.       Miscellaneous.

(a)       This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)       If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(c)       Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

(d)       This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules. The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement. The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York. Each party waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on any party hereto in the manner authorized by applicable law or court rule.

***********************

IN WITNESS WHEREOF, this Securities Amendment Agreement is executed as of the date first set forth above.

EMMAUS LIFE SCIENCES, INC.

By:	/s/ Yutaka Niihara
Name: Yutaka Niihara, M.D., M.P.H.
Title: Chairman and Chief Executive Officer

[Signature page of Holder to follow]

SIGNATURE PAGE OF HOLDER TO

SECURITIES AMENDMENT AGREEMENT

BY AND AMONG EMMAUS LIFE SCIENCES, INC. AND

THE HOLDERS THEREUNDER

Name of Holder:

By:

Name:

Title:

[Signature Pages Continue]